UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant To Section 14(A) Of

The Securities Exchange Act Of 1934

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☒	Definitive Proxy Statement
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U.S. HOME SYSTEMS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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U.S. Home Systems, Inc.

405 State Highway 121 Bypass

Building A, Suite 250

Lewisville, Texas 75067

April 21, 2009

Dear Stockholder:

You are invited to attend this year’s annual stockholders’ meeting which will be held at 405 State Highway 121 Bypass, Building A, Suite 250, Lewisville, Texas 75067 at 10:00 a.m., central daylight time, on Friday, June 5, 2009.

The enclosed materials include the notice of annual meeting, the proxy statement describing the business to be transacted at the meeting, a proxy card for you to complete and return to us and our annual report.

We will be reporting on the company’s activities, and you will have an opportunity to ask questions about our operations. We hope you are planning to attend the annual meeting personally, and we look forward to seeing you. However, it is important that your shares be represented at the annual meeting whether or not you are able to attend in person. Accordingly, please complete, sign, date and return the enclosed proxy card in the return envelope provided as soon as possible to ensure your shares are represented. If you do attend the annual meeting, you may, of course, withdraw your proxy if you want to vote in person.

On behalf of our board of directors and our management, we would like to thank you for your continued support and confidence.

Sincerely yours,

/s/ Murray H. Gross	/s/ Robert A. DeFronzo
Murray H. Gross	Robert A. DeFronzo
Chairman of the Board, President	Secretary
and Chief Executive Officer

U.S. Home Systems, Inc.

405 State Highway 121 Bypass

Building A, Suite 250

Lewisville, Texas 75067

PROXY STATEMENT

U.S. Home Systems, Inc.

405 State Highway 121 Bypass

Building A, Suite 250

Lewisville, Texas 75067

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 5, 2009

We will hold this year’s annual stockholders’ meeting on Friday, June 5, 2009, at 10:00 a.m. central daylight time at 405 State Highway 121 Bypass, Building A, Suite 250, Lewisville, Texas 75067.

At the meeting, we will ask you to consider and vote on the following proposals:

1.	To elect five directors to serve until the next annual meeting or until their successors are elected and qualified, and

2.	To consider and vote on any other business that is properly brought before the meeting and any postponements or adjournments thereof.

If you were a stockholder at the close of business on April 9, 2009, you are entitled to receive notice of, and vote at, the annual meeting and any postponements or adjournments thereof.

It is important that your shares be represented at the annual meeting. For that reason, we ask that you promptly complete, sign, date and mail the enclosed proxy card in the return envelope provided. If you attend the annual meeting, you may revoke your proxy and vote in person. To help us prepare properly for your attendance at the annual meeting, we ask that you indicate on your proxy card whether you plan to attend the meeting. If you want to vote via the internet, please follow the instructions on the proxy card.

By Order of the Board of Directors,

/s/ Robert A. DeFronzo
Robert A. DeFronzo
Secretary

Lewisville, Texas

April 21, 2009

Important Notice Regarding the Availability of Proxy Materials

For the Stockholder Meeting to be Held on June 5, 2009

Pursuant to new rules promulgated by the Securities and Exchange Commission, we have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including a proxy card, and by notifying you of the availability of our proxy materials on the Internet. This proxy statement and our 2008 Annual Report on Form 10-K are available at http://www.ushomesystems.com/proxy/.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 5, 2009

We are providing this notice of annual meeting, proxy statement and proxy card to our stockholders in connection with the solicitation of proxies by our board of directors for use at our 2009 annual meeting of stockholders to be held at 405 State Highway 121 Bypass, Building A, Suite 250, Lewisville, Texas 75067 on Friday, June 5, 2009, at 10:00 a.m. central daylight time and at any adjournments or postponements thereof. At the annual meeting, our stockholders will be asked to consider and vote on the following: (1) the election of five directors to serve until the next annual meeting or until their successors are duly elected and qualified; and (2) the transaction of such business as may properly come before the meeting or any postponements or adjournments thereof. On or about April 24, 2009, we will begin mailing the proxy materials to everyone who was a stockholder of record on April 9, 2009. If you received more than one proxy statement, your shares are probably registered differently or are in more than one account. Please vote each proxy card that you received.

INFORMATION CONCERNING SOLICITATION AND VOTING

Record Date and Voting Securities

All stockholders of record at the close of business on April 9, 2009 are entitled to vote on matters presented at the annual meeting or any postponements or adjournments thereof. At the close of business on April 9, 2009, there were 7,344,635 shares of our common stock issued and outstanding and entitled to vote at the annual meeting. Holders of our common stock are entitled to one vote for each share held. We will have a list of stockholders available for inspection for at least ten days prior to the annual meeting at our principal executive offices and at the annual meeting.

Election of Directors

Votes may be cast in favor of, or withheld from, a director nominee. Votes that are withheld from any director nominee will be counted in determining whether a quorum has been reached but will not affect the outcome of the vote. At least one-third of our outstanding shares of common stock and entitled to vote at the annual meeting must be represented, in person or by proxy, at the meeting for a quorum.

Assuming a quorum is present, nominees must receive the affirmative vote of a plurality of the votes cast by stockholders present, in person or by proxy, at the annual meeting and entitled to vote in order to be elected director. A plurality means receiving more affirmative votes than any opposing candidate regardless of whether that is a majority of the votes cast. Votes marked “For” all nominees will be counted in favor of all nominees, except to the extent the proxy withholds authority to vote for a specified nominee. Votes “Withheld” from a nominee also have no effect on the vote since a plurality of the votes cast at the annual meeting is required for the election of each nominee. In the election of directors, stockholders are not entitled to cumulate their votes or to vote for a greater number of persons than the number of nominees named in this proxy statement.

Other Matters

Any other matters that may properly come before the annual meeting will be determined by the affirmative vote of a majority of our common stock represented, in person or by proxy, at the annual meeting and entitled to vote, assuming a quorum is present.

Stockholder Voting

In lieu of voting in person at the annual meeting, you may mark your selections on the enclosed proxy card, date and sign the card and return the card in the enclosed envelope. We encourage you to complete and submit the proxy card even if you plan to attend the annual meeting in person.

Please understand that voting by means of the proxy card has the effect of appointing Murray H. Gross, our chairman, president and chief executive officer, and Robert A. DeFronzo, our secretary, as your proxies. They are required to vote on the proposals described in this proxy statement exactly as you have voted. However, if any other matter requiring a stockholder vote is properly raised at the meeting, then Messrs. Gross and DeFronzo will be authorized to use their discretion to vote such issues on your behalf.

Abstentions

Any stockholder who is present at the annual meeting, either in person or by proxy, but who abstains from voting, will still be counted for purposes of determining whether a quorum exists. An abstention will have the effect of a vote against any matter requiring the affirmative vote of a majority of the shares entitled to vote at the annual meeting. Stockholders may not abstain from voting with respect to the election of directors.

Broker “Non-Votes”

If your shares are in a brokerage account and you do not vote, your brokerage firm could (1) vote your shares, if permitted by applicable rules, or (2) leave your shares unvoted. Under applicable rules, brokers who hold shares in street name have the authority to vote routine matters, such as the election of directors, as recommended by the board if they do not receive contrary voting instructions from the beneficial owners. However, brokers do not have the authority to vote on non-routine matters requiring approval of a majority of the shares present and entitled to vote, unless they have received voting instructions from the beneficial owners.

Such broker non-votes are considered present and are counted in determining the existence of a quorum, but will not be counted in determining the number of votes cast for a proposal. Therefore, broker non-votes will not arise in the context of the election of the nominees because the election of directors is a routine matter for which specific instructions from beneficial owners is not required.

Revocability of Proxies

You may revoke your proxy at any time before the annual meeting for any reason. To revoke your proxy before the meeting, write to our secretary, Robert A. DeFronzo, at 405 State Highway 121 Bypass, Building A, Suite 250, Lewisville, Texas 75067. You may also come to the annual meeting and change your vote in writing. Merely attending the annual meeting does not revoke your proxy.

Expenses

We will bear all expenses in connection with this solicitation, including the cost of preparing, printing and mailing proxy materials. Proxies may be solicited by directors, officers and other employees, by telephone or otherwise, without additional compensation. We will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of our common stock and will reimburse those brokerage firms, nominees, custodians and fiduciaries and our transfer agent for their reasonable out-of-pocket expenses in forwarding such materials.

PROPOSAL ONE

ELECTION OF DIRECTORS

Our board of directors consists of one class of directors. All current directors’ terms expire at the 2009 annual meeting. Our board has nominated each of the current directors for re-election. Our stockholders will vote on the election of five members to our board of directors at the annual meeting. Unless otherwise instructed, the proxy holders will vote their proxies for the five nominees named below. Each person will serve as a director until the next annual meeting or until a successor has been elected and qualified.

Each of the persons nominated for election to our board has agreed to stand for election, and, to the knowledge of the board, each of the nominees intends to serve the entire term for which election is sought. However, should any nominee become unable or unwilling to accept nomination or election, the proxies will be voted for a nominee designated by the present board, with the assistance of the nominating/corporate governance committee, to fill the vacancy, unless the board reduces the number of directors to eliminate the vacancy. At present, it is not anticipated that any nominee will be unable or unwilling to serve as a director. All nominees for director currently serve as directors of our company.

The board of directors recommends that stockholders vote “FOR” the nominees listed below.

Nominees for Director

Murray H. Gross, age 70, has served as our president since February 2009 and as our chief executive officer and the chairman of our board of directors since 2001. He was elected to the board of directors in 2001. Mr. Gross previously served as our president from 2001 to March 2007. In February 2009 he was elected president to replace Peter T. Bulger who resigned as our president and chief operating officer. Mr. Gross has over 49 years of experience in the home improvement industry.

Don A. Buchholz, age 80, was elected to our board of directors in June 2002, and serves as chairman of our compensation and nominating/corporate governance committees, and as a member of our audit committee. Mr. Buchholz is chairman of the board of directors of SWS Group, Inc., a publicly owned holding company with subsidiaries engaged in providing securities clearing, securities brokerage, investment banking and investment advisory services. He has served as director and chairman of the board of SWS Group, Inc. since 1991.

Richard W. Griner, age 71, has served as a member of our board of directors since August 2007 and is a member of our audit committee. Mr. Griner served as president of Rmax, LLC, from 1984 to December 2007 when he retired.

Larry A. Jobe, age 69, has served as a member of our board of directors since June 2003 and is chairman of our audit committee, and a member of our nominating/corporate governance and compensation committees. He is chairman of the board of Legal Network, Ltd., a company he co-founded in 1993. Legal Network, Ltd. provides litigation support, temporary support staff and contract attorneys to law firms and corporate legal departments. Mr. Jobe also serves as a director of SWS Group, Inc. and Mannatech, Inc. From 1973 to 1986, Mr. Jobe was the managing partner for the Dallas office of Grant Thornton LLP and served as its southwest regional managing partner from 1983 to 1991. He is a certified public accountant.

Kenneth W. Murphy, age 70, was elected to our board in July 2004 and serves as a member of our compensation committee. He served as president and a director of Mail Box Capital Corporation from August 1999 until September 2001 when Mail Box Capital Corporation was acquired by Alliance Data Systems, a public company. From 2001 to 2003, he served as the chief executive officer of the printing and mailing divisions of Alliance Data Systems. Since 2000, he has been the president and director of Label Source, Inc., a provider of labels and tabs for the mailing industry. Mr. Murphy has established and endowed an Entrepreneurial Scholarship and The Murphy Entrepreneurial Center at the University of North Texas.

CORPORATE GOVERNANCE

Our Board and Board Meetings

We manage our business under the direction of our board of directors. Our directors generally serve one-year terms from the time of their election until the next annual meeting of stockholders or until their successors are duly elected and qualified. The size of our board is set at five members, and we currently have five directors including four non-employee directors. The board meets at least quarterly during the year to review significant developments and to act on matters requiring board approval. The board held five in-person meetings and two meetings with the written consent of all directors during fiscal year 2008. Each director attended at least three-fourths of the total number of meetings of our board of directors sitting as a whole and all committees of our board on which such director served during 2008. Our board of directors has not adopted a policy on attendance by board members at our annual meeting of stockholders. However, we expect that a majority of the members of the board will attend the 2009 annual meeting.

The board has long been committed to sound and effective corporate governance practices. Four of the five nominees for election as directors of our board qualify as “independent” as defined by applicable Nasdaq Stock Market and SEC rules. Our key committees are and will continue to be comprised solely of independent directors. We formed a nominating/corporate governance committee in 2003 to consider and recommend candidates for board vacancies, actively recruit qualified candidates, review and make recommendations regarding committee assignments and committee structure, and assist the board in developing and implementing corporate governance practices and policies.

The board adopted a comprehensive set of corporate governance guidelines, which addresses a number of important governance issues, including director independence, criteria for board membership, expectations regarding attendance and participation in meetings, committee responsibilities and authority of the board and certain committees to engage outside independent advisors as they deem appropriate.

The board has also adopted and implemented formal charters setting forth the powers and responsibilities of the audit, compensation and nominating/corporate governance committees. All three of our charters and corporate governance guidelines may be viewed on the corporate governance page of our web site, www.ushomesystems.com.

The current members of the committees are identified below:

Director	Audit	Compensation	Nominating & Corporate Governance
Don A. Buchholz	X	X (Chair)	X (Chair)
Larry A. Jobe	X (Chair)	X	X
Kenneth W. Murphy		X
Richard W. Griner	X

Audit Committee

Our audit committee is comprised of three directors who are responsible for

•	selection of our independent registered public accounting firm;

•	reviewing and approving the scope of, and the fees for, the annual audit;

•	reviewing with the independent registered public accounting firm our accounting practices and policies;

•	reviewing with the independent registered public accounting firm their audit report;

•	reviewing with our chief financial officer and independent registered public accounting firm overall accounting, financial and internal controls; and

•	being available to the independent registered public accounting firm during the year for consultation purposes.

Each of the members of the committee qualified as “independent” under the provisions of Section 10A of the Securities Exchange Act of 1934 and the rules of the SEC promulgated thereunder, as well as the Nasdaq Stock Market’s independence rules relating to audit committees. Our audit committee is comprised of Larry A. Jobe (chairman), Don A. Buchholz and Richard W. Griner. Our board has determined that all members of the audit committee are financially literate pursuant to the Nasdaq Stock Market rules and that Larry A. Jobe is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K. The audit committee held four meetings during fiscal year 2008. Each audit committee member participated in person or by telephone in all of the meetings.

In discharging its oversight responsibility as to the audit process, the audit committee obtained from the independent registered public accounting firm a formal written statement confirming the absence of any relationships between the auditor and the company that might bear on the auditors’ independence consistent with applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence. The audit committee discussed with the independent registered public accounting firm any activities that may impact their objectivity and independence, including fees for non-audit services, and satisfied itself as to the registered public accounting firm’s independence. The audit committee also discussed with management and the independent registered public accounting firm the quality and adequacy of the company’s internal controls over financial reporting. The committee reviewed with the independent registered public accounting firm their audit plan and audit scope and the independent registered public accounting firm’s examination of the financial statements. The audit committee is also responsible for reviewing compliance with the company’s code of ethics and business conduct policy, and for administering and enforcing the company’s accounting and auditing complaint procedures adopted in accordance with Section 301 of the Sarbanes-Oxley Act of 2002.

In August 2008, the audit committee approved the engagement of Grant Thornton LLP as the company’s independent registered public accounting firm for 2008.

Audit Committee Charter

On March 31, 2009, our board approved technical amendments to our audit committee charter primarily to reflect changes to the applicable requirements of the Public Company Accounting Oversight Board, or the PCAOB, regarding our independent auditor’s communications with our audit committee concerning its independence. A copy of our audit committee charter, as amended, is attached hereto as Appendix A and is available on the corporate governance page of our internet website at www.ushomesystems.com.

Compensation Committee

Our compensation committee, which is comprised of three independent directors, determines the salaries of our executive officers, assists in determining the salaries of other personnel, administers the grant of awards under our 2000 Stock Compensation Plan and 2004 Restricted Stock Plan, and performs other similar functions. Our compensation committee is comprised of Don A. Buchholz (chairman), Kenneth W. Murphy and Larry A. Jobe. The compensation committee held two meetings during fiscal year 2008. All committee members participated in person or by telephone in all of the meetings. Our board of directors has adopted a charter for the compensation committee, which is available on the corporate governance page of our website at www.ushomesystems.com.

The compensation committee sets performance goals and objectives for the chief executive officer and the other executive officers, evaluates their performance with respect to those goals and sets their compensation based upon the evaluation of their performance. In evaluating executive officer pay, the compensation committee may retain the services of a compensation consultant and consider recommendations from our chief executive officer with respect to goals and compensation of the other executive officers. The compensation committee assesses the information it receives in accordance with its business judgment. The compensation committee also periodically reviews director compensation. All decisions with respect to executive and director compensation are approved by the compensation committee and recommended to the full board for ratification.

The compensation committee is responsible for administering all of our equity-based plans. The compensation committee also periodically reviews compensation and equity-based plans and makes its recommendation to the board with respect to these matters.

Nominating/Corporate Governance Committee

Our nominating/corporate governance committee is comprised of two non-employee directors who meet the independence requirements of the Nasdaq Stock Market and is responsible for identifying individuals qualified to become members of the board, recommending to the board qualified director nominees to be proposed for election at the annual meeting of stockholders, recommending to the board directors to be appointed to the various committees of the board, and assisting the board in developing and implementing effective corporate governance practices and policies. Our nominating/corporate governance committee is comprised of Don A. Buchholz (chairman) and Larry A. Jobe. The nominating/corporate governance committee held one meeting during fiscal year 2008. All committee members were present at each meeting.

Director Qualifications and Nominating Procedures

The company’s corporate governance guidelines provide that a substantial majority of our directors must qualify as independent directors under the listing standards of the Nasdaq Stock Market. The nominating/corporate governance committee is not currently seeking additional candidates to serve on the board and believes that the proposed five-member board is able to provide the necessary oversight and assistance to management of the company. Criteria for board membership takes into account skills, expertise, integrity, diversity and other qualities that are expected to enhance the board’s ability to manage and direct the business and affairs of the company. In general, nominees for director should have an understanding of the workings of business organizations such as the company and senior level executive experience, as well as the ability to make independent, analytical judgments, the ability to be an effective communicator, and the ability and willingness to devote the time and effort to be an effective and contributing member of the board.

The nominating/corporate governance committee may, from time to time, seek to identify potential candidates for director nominees to sustain and enhance the composition of the board with the appropriate balance of knowledge, experience, skills, expertise and diversity. In this process, the committee will consider potential candidates proposed by other members of the board, by management or by stockholders, and the committee has the sole authority to retain a search firm to assist in this process, at the expense of the company. In considering candidates submitted by stockholders, the nominating/corporate governance committee will take into consideration the needs of the board and the qualifications of the candidate. Our nominating/corporate governance committee does not have a specific policy with respect to the consideration of any director candidates recommended by stockholders. Our board and the nominating/corporate governance committee believe that such a policy is unnecessary because they will consider all recommended director candidates without regard to the source of the recommendation.

Once a person has been identified by the nominating/corporate governance committee as a potential candidate, the committee, as an initial matter, may collect and review publicly available information regarding the person to assess whether the person should be considered further. Thereafter, if the committee determines that the candidate has potential, a more in-depth consideration would be undertaken. Generally, if the person expresses a willingness to be considered and to serve on the board and the committee believes that the candidate has the potential to be a good candidate, the committee would seek to gather information from or about the candidate, review the person’s accomplishments and qualifications, including in light of any other candidates that the committee might be considering, and, as appropriate, conduct one or more interviews with the candidate. In certain instances, committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate’s accomplishments. The nominating/corporate governance committee’s evaluation process does not vary based on whether or not a candidate is recommended by a stockholder. Since the last annual meeting, the nominating/corporate governance committee has not received a recommended nominee from a stockholder owning 5% or more of our common stock.

Code of Ethics and Business Conduct

We have adopted a Code of Ethics and Business Conduct relating to the conduct of our business by our employees, officers and directors. We intend to maintain the highest standards of ethical business practices and compliance with all laws and regulations applicable to our business. During the fiscal year ended December 31, 2008, there were no amendments to or waivers of our Code of Ethics and Business Conduct. If we effect an amendment to, or waiver from, a provision of our Code of Ethics and Business Conduct we intend to satisfy our disclosure requirements by posting a description of such amendment or waiver on the corporate governance page of our internet website at www.ushomesystems.com or via a current report on Form 8-K. A current copy of our Code of Ethics and Business Conduct is posted on our internet website at www.ushomesystems.com.

Stockholder Communications with Directors

The board has established a process to receive communications from stockholders and other interested parties. Stockholders and other interested parties may contact any member (or all members) of the board, any board committee or any chair of any such committee by mail or electronically. To communicate with the board of directors, any individual director or any group or committee of directors, correspondence should be addressed to the board of directors or any such individual director or group or committee of directors by either name or title. All such correspondence should be sent to the company “c/o Corporate Secretary” at 405 State Highway 121 Bypass, Building A, Suite 250, Lewisville, Texas 75067. To communicate with any of our directors electronically, stockholders should use the following email address of our general counsel, Richard B. Goodner: rgoodner@ushomesystems.com.

EXECUTIVE OFFICERS

The following table sets forth the name, age and positions of each of our executive officers as of the record date:

Name	Age	Position(s)
Murray H. Gross(1)	70	President, Chief Executive Officer, Chairman of the Board and Director
Steven L. Gross	46	Executive Vice President and Chief Marketing Officer
Robert A. DeFronzo	54	Secretary—Treasurer and Chief Financial Officer
Richard B. Goodner	63	Vice President—Legal Affairs and General Counsel

(1)	The business experience of Mr. Gross is included under “Proposal One: Election of Directors—Nominees for Director.”

Steven L. Gross serves as our executive vice president and chief marketing officer, positions he has held since February 2001. He has 23 years experience in the home improvement industry. He is the son of Murray H. Gross.

Robert A. DeFronzo serves as our secretary, treasurer and chief financial officer, positions he has held since February 2001. He has 18 years of experience in the home improvement industry.

Richard B. Goodner has served as our general counsel since June 2003 and as our vice president—legal affairs since August 2003. From 1970 to 2003, Mr. Goodner was engaged in the practice of law in Dallas, Texas.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information at April 9, 2009, regarding the beneficial ownership of our common stock of each person or group known by us to beneficially own 5% or more of our outstanding shares of common stock; each of our directors; named executive officers as identified in the Summary Compensation Table; and all our executive officers and directors, as a group.

Unless otherwise noted, the persons named below have sole voting and investment power with respect to the shares shown as beneficially owned by them.

	Shares Beneficially Owned(1)
	Number	Percent(3)
Named Executive Officers(2)
Murray H. Gross(4)(11)	505,549	6.9
Peter T. Bulger (5)	209,961	2.9
Steven L. Gross(6)	166,963	2.3

Non-Employee Directors(2)
Don A. Buchholz(7)(11)	496,320	6.8
Larry A. Jobe(8)(11)	42,672	*
Kenneth W. Murphy(9)(11)	35,327	*
Richard W. Griner(10)(11)	8,531	*

Non-Management Principal Stockholders(2)
Austin W. Marxe (12)	788,560	10.7
David M. Greenhouse (12)	788,560	10.7
Directors and executive officers as a group (8 persons)(13)	1,333,451	18.0

*	Denotes less than 1% of the outstanding shares of common stock.
(1)	On April 9, 2009 there were 7,344,635 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding.
(2)	Each person named above has the sole investment and voting power with respect to all shares of common stock shown as beneficially owned by the person, except as otherwise indicated below. Under applicable SEC rules, a person is deemed the “beneficial owner” of a security with regard to which the person directly or indirectly, has or shares (a) the voting power, which includes the power to vote or direct the voting of the security, or (b) the investment power, which includes the power to dispose, or direct the disposition, of the security, in each case irrespective of the person’s economic interest in the security. Under these SEC rules, a person is deemed to beneficially own securities which the person has the right to acquire within 60 days including through the exercise of any option or warrant or through the conversion of another security (a “Presently Exercisable” security).
(3)	In determining the percent of voting stock owned by a person on April 9, 2009, (a) the numerator is the number of shares of common stock beneficially owned by the person, including shares the beneficial ownership of which may be acquired within 60 days upon the exercise of options or warrants or conversion of convertible securities, and (b) the denominator is the total of (i) the 7,344,635 shares of common stock outstanding on April 9, 2009, and (ii) any shares of common stock which the person has the right to acquire within 60 days upon the exercise of options or warrants or conversion of convertible securities. Neither the numerator nor the denominator includes shares which may be issued upon the exercise of any other options or warrants or the conversion of any other convertible securities.
(4)

Includes 267,493 shares of common stock held by About Face Limited, 204,390 shares held by BLG Partners, 7,000 shares directly owned by Mr. Gross, 10,000 shares held in his IRA account and 16,666 shares which may be purchased upon Presently Exercisable stock options. About Face Limited is a family limited partnership, the partners of which are Murray H. Gross and his wife Barbara Gross, each of whom own a 49.5% interest in the partnership. GP About Face Ltd. is the general partner of the partnership and owns a 1% interest in the partnership. Mr. Gross is the president of the general partner. BLG Partners is a general partnership of which Murray H. Gross and his spouse Barbara Gross are partners. Mr. Gross has sole investment and voting power over the shares of our common stock held by both partnerships. Mr. Gross is our president, chief executive officer and chairman of our board of directors. Murray H. Gross is the father of Steven L. Gross. The address for Mr. Gross is 405 State Highway 121 Bypass, Building A, Suite 250, Lewisville, TX 75067.

(5)	Includes 204,345 shares owned by Mr. Bulger and 5,616 shares held in his children’s custodial account. Mr. Bulger resigned as president and chief operating officer of our company on February 2, 2009. He served as our president from March 2007 to February 2009 and served as our executive vice president from 2001 to March 2007.
(6)	Includes 135,807 shares of common stock held by SSTCJ LLC, a limited liability company of which Steven L. Gross is a member/manager and his wife Susan M. Gross is a member and 3,333 shares owned by Mr. Gross. Mr. Gross also beneficially owns 26,532 shares which may be purchased upon Presently Exercisable stock options and 1,291 restricted shares of common stock awarded to Mr. Gross pursuant to the company’s 2004 Restricted Stock Plan. Steven L. Gross has dispositive and voting power over the shares of our common stock held by SSTCJ LLC. Mr. Gross is executive vice president and chief marketing officer of our company. He is the son of Murray H. Gross.
(7)	Includes 50,000 shares held by Union Hill Investments, 77,000 shares held by Union Hill Property Company Ltd., 11,500 shares directly owned by Mr. Buchholz, 666 shares which may be purchased upon Presently Exercisable stock options and 357,154 shares of common stock held by SWS Group, Inc. of which Mr. Buchholz is the chairman of the board. Union Hill Investments is a general partnership, the partners of which are Don A. Buchholz, his wife, Ruth Buchholz, his adult son, Robert Buchholz and his adult daughter, Chrystine B. Roberts. Don A. Buchholz has voting and investment power with regard to the company’s shares of common stock owned by the partnership. Don A. Buchholz and his wife jointly own a one-third interest in the partnership and his son and daughter each own a one-third interest. Union Hill Property Company Ltd. is a limited partnership of which Bosque-Chickadee Management Company LLC., a Texas limited liability company, is the general partner. The ownership of Union Hill Property Company Ltd. is as follows: 20% is owned by Don A. Buchholz and his spouse, 40% is owned by Buchholz Family Trust, a trust established for the benefit of Robert Buchholz and his descendants and 40% is owned by Bentley Partners LLLP, a limited liability limited partnership whose general partnership interest is owned by Bentley Holdings LLC, a limited liability company wholly-owned by Roberts Family Trust, a trust established for the benefit of Chrystine B. Roberts and her descendants. Mr. Buchholz is a director of our company. The address for Mr. Buchholz and SWS Group, Inc. is 1201 Elm Street, Suite 3500, Dallas, TX 75202.
(8)	Includes 27,006 shares owned by Mr. Jobe, 666 shares which may be purchased upon Presently Exercisable stock options and 15,000 shares which are held in his IRA account. Mr. Jobe is a director of our company.
(9)	Includes 2,000 shares held by the Estate of Shirley Murphy Trust of which Kenneth W. Murphy is the Trustee and controls the voting of such shares and 32,661 shares directly owned by Mr. Murphy, and 666 shares which may be purchased upon Presently Exercisable stock options. Mr. Murphy is a director of our company.
(10)	Includes 7,865 shares owned by Mr. Griner and 666 shares which may be purchased upon Presently Exercisable stock options. Mr. Griner is a director of our company.
(11)	Nominee for election as a director.
(12)

Messrs Marxe and Greenhouse share voting and investment power over 158,776 shares of common stock owned by Special Situations Cayman Fund, L.P., 55,043 shares of common stock owned by Special Situations Funds III, L.P., and 629,784 shares of common stock owned by Special Situations Fund III QP, L.P. Messrs Marxe and Greenhouse are controlling principals of AWN Investment Company, Inc., the general partner of and investment adviser to Special Situations Cayman Fund, L.P. AWN also serves as the general partner of MGP Advisers Limited Partnership, the general partner of Special Situations Fund III OP, L.P. AWN also serves as the investment adviser to Special Situations Fund III OP, L.P. The business address for Marxe and Greenhouse is 527 Madison Avenue, Suite 2600, New York, New York 10022. This

information is based on a Schedule 13-G/A filed by Messrs. Marxe and Greenhouse with the Securities and Exchange Commission on February 13, 2009.
(13)	Includes the beneficial ownership of certain shares by officers, directors and nominees for election as directors, shares of common stock which may be purchased by them upon Presently Exercisable stock options and restricted stock awards as disclosed in the foregoing footnotes. The shares beneficially owned by officers and directors as a group do not include the shares owned by Peter T. Bulger.

Changes in Control

There are no arrangements known to us, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in control of the company.

Interest of Officers and Directors in Matters to Be Acted Upon

None of the company’s officers or directors since the beginning of the last fiscal year, or any of their associates, have any interest in any of the matters to be acted upon, except to the extent that a director is named as a nominee for election to the board of directors.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, and regulations of the SEC require our executive officers and directors and persons who own more than 10% of our common stock, as well as certain affiliates of such persons, to file initial reports of ownership and timely file transaction reports covering any changes in ownership with the SEC. Executive officers, directors and persons owning more than 10% of our common stock are required by SEC regulations to furnish us with all such reports they file.

Based solely on review of the copies of such reports that we have received and written representations that no other reports were required for such persons, we believe that all filing requirements applicable to our executive officers, directors and owners of more than 10% of our common stock were complied with.

Certain Relationships and Related Transactions

Our company’s Code of Ethics and Business Conduct provides that employees, officers and directors must act in the best interests of the company and refrain from engaging in any activity or having a personal interest that presents a “conflict of interest.” In addition, under applicable Securities and Exchange Commission rules, the company is required to disclose related person transactions as defined in the Securities and Exchange Commission’s rules. Our Code of Ethics and Business Conduct may be accessed on the corporate governance page of our company’s website at www.ushomesystems.com.

Since the beginning of fiscal 2008, we were not a party to any transaction, or any currently proposed transaction, that involved more than $120,000 with a “related person” (executive officer, director, nominee for director or 5% stockholder or any of their immediate family members) or that involved indebtedness to or payments from us, other than for compensation paid in connection with employment or board service as described under the caption “Executive Compensation and Other Information.”

Our policy with regard to related party transactions is that all material transactions are to be reviewed by the audit committee for any possible conflicts of interest. The committee will generally evaluate the transaction in terms of: (1) the benefits to the company; (2) the terms of the transaction; and (3) the terms available to unrelated third parties or to employees generally. The audit committee will seek consensus of the transaction from the independent directors. Related party transactions are required to be approved by the audit committee.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary Compensation Table

The following table contains summary information concerning the total compensation earned during 2007 and 2008 by our chief executive officer, and our two other most highly compensated executive officers, including our former president and chief operating officer, Peter T. Bulger, who resigned in February 2009, whose total compensation exceeded $100,000, “our named executive officers.”

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(3)	Option Awards ($)(3)	All other compensation ($)		Total ($)
Murray H. Gross(1)	2008	$370,458	$100,766	$70,103	$9,555	$43,935	(4)	$594,817
Chief Executive Officer and	2007	$358,535	$200,766	$93,845	$—	$44,968	(4)	$698,114
Chairman of the Board of Directors

Peter T. Bulger(2)	2008	$361,308	$120,074	$22,289	$4,778	$20,019	(5)	$528,468
President and Chief Operating Officer	2007	$341,074	$235,974	$39,688	$—	$20,657	(5)	$637,393

Steven L. Gross	2008	$229,195	$97,479	$15,833	$2,866	$20,019	(5)	$365,392
Executive Vice President and	2007	$221,819	$188,779	$29,739	$—	$19,889	(5)	$460,226
Chief Marketing Officer

(1)	On March 15, 2007, the board of directors elected Peter T. Bulger president. Mr. Gross served as our president and chief executive officer from 2001 to March 2007. He has served as our chairman of the board and chief executive officer since 2001. On February 2, 2009, Murray H. Gross was re-elected president to replace Peter T. Bulger who resigned as our president on that date.
(2)	Mr. Bulger resigned as president and chief operating officer of our company in February 2009. He was elected as our president on March 15, 2007. Prior to his election as president, Mr. Bulger served as our executive vice president and chief operating officer, positions he held since 2001.
(3)	This column represents the dollar amount recognized as compensation expense for financial statement reporting purposes for the fair value of stock awards and options granted in 2008, as well as prior fiscal years, in accordance with SFAS 123R. Refer to Note 12 “Stock Based Incentive Plans,” in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K filed on March 16, 2009 with the SEC for the relevant assumptions used to determine compensation expense on our stock and option awards.
(4)	Amount shown includes health, dental, disability, long-term home care and life insurance premiums paid by us for the benefit of Murray H. Gross.
(5)	Amount shown includes health, dental, disability and life insurance premiums paid by us for the named executive.

Employment Agreements

On December 11, 2008, the compensation committee of the board of directors of our company approved the amended and restated employment agreements, to be effective as of January 1, 2009, our chief executive officer (Murray H. Gross) and other named executives. The primary purpose for amending the employment agreements was to address issues raised by Section 409A of the Internal Revenue Code and related interpretations and guidance of the Internal Revenue Service (collectively “IRC Section 409A”). Additional revisions were made to Murray H. Gross’ employment agreement as noted below.

Chief Executive Officer.    The term of our initial employment agreement with Murray H. Gross, our chief executive officer, was scheduled to end on December 31, 2006. On June 2, 2006, our compensation committee approved the extension of the initial term of Mr. Gross’s employment agreement for an additional three year period through December 31, 2009. The compensation committee also agreed that we will provide Mr. Gross with long term care insurance coverage until June 2, 2016, provided that the annual premium we would pay does not exceed $25,000. Mr. Gross was also granted 21,000 restricted stock awards pursuant to our 2004 Restricted Stock Plan. One-third of the awarded shares vested on January 1, 2007, January 1, 2008, and January 1, 2009. The employment agreement provided it would automatically be extended for an additional one year term unless on or before November 30, 2009 either party notifies the other of its intent not to renew the agreement.

Prior to amending Mr. Gross’ employment agreement the term was scheduled to end on December 31, 2009. The amended and restated employment agreement extends the term to December 31, 2011. His annual salary remains at the 2008 level. The employment agreement, as amended, will automatically be extended for an additional three year term unless on or before November 30, 2010 either party notifies the other of its intent not to renew the agreement or prior to such date the agreement has been terminated. The provision in Mr. Gross’ employment agreement allowing him to resign his employment and convert his employment agreement into a two year consulting agreement has been deleted in the amended and restated employment agreement.

If the employment agreement is terminated by the company for just cause, Mr. Gross will not be entitled to severance pay. Mr. Gross will receive a lump sum payment upon his termination by the company without just cause or his resignation with or without good reason in an amount equal to the greater of his annual salary for the remainder of the term or two years (“Severance Payment”). The Severance Payment upon voluntary or involuntary termination of employment will be delayed for six months and one day following the date of termination if necessary to comply with the provisions of IRC Section 409A.

Upon a change in control of the company, Mr. Gross is entitled to the Severance Payment regardless of whether his employment is terminated or not in connection with the change in control.

If Mr. Gross’ employment is terminated as a result of his disability, he will be entitled to receive the Severance Payment.

In any event, Mr. Gross shall only be entitled to receive one Severance Payment under the employment agreement.

If, at the time of Mr. Gross’ death, his employment agreement is in effect and if he is married, the company is obligated to pay his widow in a lump sum, an amount of cash equal to Mr. Gross’ annual salary.

An interpretation and savings provision has been included in the employment agreement which requires the terms of the employment agreement, including the payment terms of compensation upon separation from service, to be interpreted consistent with the provisions of IRC Section 409A.

We also pay the annual premiums to provide Mr. Gross’ beneficiaries with $1,250,000 of life insurance benefits.

Mr. Gross is entitled to receive bonuses and other incentive compensation as determined by our compensation committee. The employment agreement contains provisions related to confidentiality and non-competition.

Other Named Executive Officers.    At December 31, 2008 we also had employment agreements with Peter T. Bulger and Steven L. Gross, our two other most highly compensated named executives. The terms of each of these employment agreements are similar with the exception of the base salary and bonus received by each named executive officer.

Effective January 1, 2009, the employment agreements of Peter T. Bulger, our president and chief operating officer and Steven L. Gross, our executive vice president and chief marketing officer (the “Executives”) were amended and restated to ensure compliance with IRC Section 409A. On February 2, 2009 Mr. Bulger resigned as our president and chief operating officer. Murray H. Gross, our chief executive officer, was elected by the board as president to replace Mr. Bulger.

The terms of the Executives’ employment agreements are similar with the exception of base salary and bonuses received by each executive officer. The amended Executives’ employment agreements are for a one year term, provided that six months prior to the anniversary date of the agreement, and each anniversary date thereafter, the employment will automatically be extended for an additional year unless the company notifies the Executive of its intent not to extend the agreement. Additionally, if within one year after a change in control Executive resigns for any reason or the company terminates Executive’s employment for any reason, other than just cause, the company shall pay to Executive a lump sum payment in cash equal to the Executive’s annual salary then in effect. The amended employment agreements provide that Messrs. Bulger and Gross shall receive the same salary in 2009 as paid to the Executives in 2008.

The named executives’ amended and restated employment agreements also provide:

If an Executives’ employment is terminated as a result of disability, he will be entitled to receive in a lump sum an amount of cash equal to one year’s salary.

If, at the time of the Executive’s death, his employment agreement is in effect and he is married, the company is obligated to pay his widow in a lump sum, an amount equal to his annual salary.

An interpretation and saving provision has been included in the Executives’ amended and restated employment agreements which requires the terms of the employment agreements, including the payment terms of compensation upon separation from service, to be interpreted consistent with the provisions of IRC Section 409A.

If an executive’s employment agreement is terminated by us for cause or by the executive without good reason, the executive will not be entitled to severance pay. If we terminate the executive without cause, the executive will be entitled to severance pay equal to one year’s salary. Our named executives are entitled to receive bonuses and other incentive compensation as determined by our compensation committee. The employment agreements contain provisions related to confidentiality and non-competition.

Separation Agreement with Former Executive Officer

On February 17, 2009 (effective as of February 24, 2009) the company and Peter T. Bulger, who resigned as our president and chief operating officer on February 2, 2009, entered into a Separation Agreement and General Release of Claims (“Separation Agreement”).

The material terms of the Separation Agreement provide that we shall pay Mr. Bulger a total of $383,250 payable as follows:

(1)	$50,000 payable on February 24, 2009 in consideration of the release and waiver of claims as defined in the Separation Agreement;

(2)	$33,250 payable on February 24, 2009 to Mr. Bulger for his consulting services through February 2, 2010; and

(3)	$300,000 payable $25,000 per month beginning March 2, 2009 and ending on February 2, 2010 in consideration of certain restrictive covenants agreed to by Mr. Bulger.

Mr. Bulger will be engaged by us as a consultant until February 2, 2010 to assist us with litigation matters, to provide assistance with the transition of his duties and responsibilities to other company employees and to provide information and advice as requested by the company relating to his former position with the company and its ongoing business operations. If Mr. Bulger’s consulting services exceed 120 hours during the one year consulting period the company will pay him $200 per hour for each additional hour over the 120 hour maximum.

Mr. Bulger has agreed that he will not engage in any activities which are in competition with the business of the company during the period from February 2, 2009 to February 2, 2010. Mr. Bulger is also subject to confidentiality, non-solicitation and non-disparagement restrictions. The company will reimburse Mr. Bulger for health insurance premiums he pays under COBRA for up to 12 months. The company’s reimbursement obligation shall end upon his coverage under a new employer’s insurance plan.

Cash Bonus Plan

We have an executive cash bonus plan which recognizes and rewards contributions made to us by our named and other executive officers and key management. The bonus plan is administered by our compensation committee, who, each fiscal year selects the executive officers and key management eligible to receive bonus awards under the plan for the current or subsequent fiscal years. The compensation committee determines the amount of the cash bonus pool available for distribution for the fiscal year. The cash bonus pool available for distribution is an amount equal to a percentage (as determined by the compensation committee) of the pre-tax profit of our operating subsidiaries and on a consolidated basis for the applicable fiscal year. Each participant in the bonus plan shall receive a quarterly draw against his awarded annual bonus. The bonus plan contains provisions that address the availability of bonuses and payment procedures for eligible participants in the plan whose employment with us is terminated during a given fiscal year.

Stock Option and Stock Awards Programs

We currently have two equity based programs, our 2000 Stock Compensation Plan and 2004 Restricted Stock Plan. We intend that our restricted stock and option award programs are the primary vehicle for offering long-term incentives and rewarding our executive officers and key employees. We also regard our restricted stock and option award programs as a key retention tool. This is a very important factor in our determination of the type of award to grant and the number of underlying shares that are granted in connection with that award. Because of the direct relationship between the value of an option and the market price of our common stock, we have always believed that granting stock options is the best method of motivating the executive officers to manage our company in a manner that is consistent with the interests of our company and our stockholders. However, because of the evolution of regulatory, tax and accounting treatment of equity incentive programs and because it is important to us to retain our executive officers and key employees, we realize that it is important that we utilize other forms of equity awards as and when we may deem necessary.

In March 2007, the compensation committee approved a long-term incentive plan, or Incentive Plan for our named and other executive officers. The Incentive Plan provides for the granting of restricted stock awards to our named and other executive officers based on our long-term performance and earnings per share results. Earnings per share represent our stock performance throughout the year which will directly correlate to increased stockholder earnings and value. The plan design consists of earnings per share targets for each fiscal year beginning in 2007 in which restricted stock awards are directly related to our performance. The compensation committee is responsible for setting the earnings per share threshold, target and maximum levels as well as the number and vesting of restricted stock awards.

To activate restricted stock awards under the Incentive Plan, we must obtain a threshold of 80% of the targeted annual earnings per share as determined by the compensation committee. The maximum threshold under the plan is equal to 120% of the target earnings per share. The restricted stock awards to be granted to executive officers under the Incentive Plan are equal to a cash equivalent percentage of each executive officer’s annual salary. Since the company did not achieve the targeted annual earnings per share for the fiscal year ended December 31, 2008, no stock awards were made under this program in 2008.

Outstanding Equity Awards at December 31, 2008

The following table provides information on the stock option and restricted stock awards held by our named executive officers as of December 31, 2008. Each equity grant is shown separately for each named executive officer. The vesting schedule for each grant is shown following this table, based on the stock option or restricted stock award grant date. The market value of the restricted stock awards is based on the closing market price of our common stock as of December 31, 2008, which was $2.59.

	Option Awards					Stock Awards
Name	Grant Date (1)	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Murray H. Gross	06/02/06	—	—	—	—	7,000	(3)	$18,130
Chief Executive Officer	11/11/08	16,666	33,334	$1.85	11/11/2018	—		—

Peter T. Bulger(2)	04/03/06	31,469	—	$8.58	04/23/2011	—		—
President and Chief Operating Officer	01/31/07	—	—	—	—	3,636	(4)	$9,417
	11/11/08	8,333	16,667	$1.85	11/11/2018	—		—

Steven L. Gross	04/06/06	21,532	—	$8.36	4/23/2011	—
Executive Vice President	01/31/07	—	—	—	—	2,582	(5)	$6,687
and Chief Marketing Officer	11/11/08	5,000	10,000	$1.85	11/11/2018	—		—

(1)

The grant date for each of the outstanding options and restricted stock awards has been included to facilitate an understanding of the vesting schedules. The stock options granted on November 11, 2008 vest at the rate of 33 1/3% on the grant date and 33 1/3% on each anniversary of the grant date.

(2)	Mr. Bulger resigned as our president and chief operating officer on February 2, 2009 and was replaced by Murray H. Gross. As a result of Mr. Bulger’s termination of employment all outstanding restricted stock awards were vested and on March 2, 2009 all exercisable outstanding stock options were forfeited.
(3)	The restricted stock awards vest as follows: 7,000 shares on January 1, 2009.
(4)	The restricted stock awards vest as follows: 1,818 on January 31, 2009 and 2010.
(5)	The restricted stock awards vest as follows: 1,291 shares on January 31, 2009 and 2010.

Equity Compensation Plans

The following table provides information as of December 31, 2008 with respect to our common shares issuable under equity compensation plans:

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a))
Equity compensation plans approved by security holders:
2000 Stock Compensation Plan(1) (2) (3)	366,213	$3.87	581,382
2004 Restricted Stock Plan(4)	18,602	$—	366,495
Equity compensation plans not approved by security holders	—	—	—

Total	384,815	$3.87	947,877

(1)	Our 2000 Stock Compensation Plan allows for the granting of share options to employees, directors and advisors.
(2)	Excludes 5,625 outstanding share options assumed in connection with the merger of U.S. Remodelers with us in 2001 at a weighted average exercise price of $8.40. We do not intend to issue any additional options under the assumed plans.
(3)	The maximum number of shares of common stock in respect to which options may be granted under the 2000 Stock Compensation Plan, or the 2000 Plan, is 3,000,000 shares without limitation, and the number of shares in respect of which options may be granted to any one person is 300,000 shares during any single calendar year. Our board of directors approved restricting the number of shares available for options under the 2000 Plan to 20% of the outstanding shares of common stock of the company. The board retained the authority to increase the number of shares available for options under the 2000 Plan up to a maximum of 3,000,000 shares from time to time as may be necessary in the future to provide ample shares for options under the 2000 Plan for our employees, directors and advisors.
(4)	Pursuant to this plan, our employees and directors may be granted restricted stock awards under such terms as determined by our compensation committee. The compensation committee is authorized to grant up to a maximum of 500,000 restricted stock awards for our common stock under this Plan.

Potential Payments Upon Termination or Change-in-Control

General

We have employment agreements with each of our named executive officers. Each of the named executive officers employment agreements have similar provisions regarding “just cause”, “good reason”, “disability” and “change in control”.

The tables below reflect the amount of compensation payable to each of the named executive in the event of termination of such executive’s employment. The amount of compensation payable to each named executive officer upon termination for cause, voluntary termination, termination without cause or for good reason and termination in connection with a change of controls and change of control without termination and in the event of disability or death of the executive is shown below. The amounts shown in the following tables assume that a change in control occurred during fiscal 2008 and that termination occurred on December 31, 2008 and include amounts earned but not paid as of that date. The actual amounts to be paid out can only be determined at the time of such executive’s separation from our company. See “Executive Compensation and Other Information—Employment Agreements.”

Murray H. Gross.    Termination payments are payable pursuant to his employment agreement in effect on December 31, 2008.

Executive benefits and payments upon termination(1)	Death	Disability	Termination for cause	Voluntary termination	Termination without cause or for good reason	Termination in connection with change in control	Change in control without termination
Base salary	$371,424	$371,424	$—	$—	$371,424	$371,424	$—
Accrued bonus	71,640	71,640	71,640	71,640	71,640	71,640	71,640
Restricted stock accelerated(2)	18,130	18,130	18,130	18,130	18,130	18,130	18,130

Total	$461,194	$461,194	$89,770	$89,770	$461,194	$461,194	$89,770

(1)

Mr. Gross’ employment agreement in effect at December 31, 2008 provided for a severance payment if his employment terminated without just cause or for good reason, which includes a change in our control, in a lump sum amount equal to the greater of the remainder of the term of the employment agreement (due to terminate on December 31, 2009) or one year’s base salary. Additionally, the agreement provided for a one year’s salary payment to Mr. Gross’ spouse upon his death. If his employment terminated because of disability, Mr. Gross will be entitled to one year’s salary. On December 11, 2008, the compensation committee of the board of directors approved an amended and restated employment agreement, to be effective as of January 1, 2009, for Mr. Gross. See “Executive Compensation and Other Information—Employment Agreements.”

(2)	Based on the December 31, 2008 closing stock price of $2.59 per share.

Peter T. Bulger.    Termination payments are payable pursuant to his employment agreement in effect on December 31, 2008.

Executive benefits and payments upon termination(1)(2)	Death or disability	Termination for cause	Voluntary termination	Termination without cause or for good reason	Termination in connection with change in control	Change in control without termination
Base salary	$362,250	$—	$—	$362,250	$362,250	$—
Accrued bonus	—	—	—	—	—	—
Restricted stock accelerated(3)	9,417	9,417	9,417	9,417	9,417	9,417

Total	$371,667	$9,417	$9,417	$371,667	$371,667	$9,417

(1)	Effective January 1, 2009 Mr. Bulger’s employment agreement was amended and restated to ensure compliance with IRC Section 409A. The other terms of the amended employment agreement are similar to the terms of the employment agreement in effect on December 31, 2008. See “Executive Compensation and Other Information—Employment Agreements.”
(2)	See “Executive Compensation And Other Information—Separation Agreement with Former Executive Officer.”
(3)	Based on the December 31, 2008 closing stock price of $2.59 per share.

Steven L. Gross.    Termination payments are payable pursuant to his employment agreement in effect on December 31, 2008.

Executive benefits and payments upon termination(1)	Death or disability	Termination for cause	Voluntary termination	Termination without cause or for good reason	Termination in connection with change in control	Change in control without termination
Base salary	$229,793	$—	$—	$229,793	$229,793	$—
Accrued bonus	—	—	—	—	—	—
Restricted stock accelerated(2)	6,687	6,687	6,687	6,687	6,687	6,687

Total	$236,480	$6,687	$6,687	$236,480	$236,480	$6,687

(1)	Effective January 1, 2009 Mr. Gross’ employment agreement was amended and restated to ensure compliance with IRC Section 409A. The other terms of the amended employment agreement are similar to the terms of the employment agreement in effect on December 31, 2008. See “Executive Compensation and Other Information—Employment Agreements.”
(2)	Based on the December 31, 2008 closing stock price of $2.59 per share.

The company at its expense maintains a $300,000 life insurance policy on each of the named executive officers to fund (in whole or in part) the company’s obligation to pay the executive’s spouse a lump sum payment equal to the executive’s annual base salary upon the death of the executive. The company also maintains at its expense a long-term disability policy for each of its named executives.

Compensation of Directors

All of our directors, except for Murray H. Gross, are “non-employee directors.” Each of our non-employee directors receives an annual retainer of $15,000. The chairman of our audit committee receives an additional annual retainer of $5,000. The annual compensation is payment for each director’s attendance of up to eight meetings per year, including board and committee meetings. For each meeting attended by the non-employee directors over the annual eight meetings, each director will be paid $500. We reimburse our directors for expenses relating to attendance of meetings. We do not compensate employee directors for attendance at board of directors’ meetings or committee meetings. From time to time our directors have received stock option grants and restricted stock awards.

Each non-employee director is required to receive at least $5,000 of his annual retainer in the form of shares of our common stock to be issued under our 2004 Restricted Stock Plan. Twenty-five percent of the cash compensation is paid each quarter. The $5,000 of restricted stock awards shall be granted to each non-employee director on the first business day of each January, and the number of the restricted stock awards shall be determined based on the closing sales price of our common stock on the grant date as quoted by the Nasdaq Global Market System. The restricted stock awards shall be granted with no restrictions except for restrictions specified under applicable state and federal securities laws for the issuance of unregistered securities.

Each director, at his option, may receive such additional restricted stock awards in lieu of the cash compensation as he shall elect. If a director elects to receive additional restricted stock awards in lieu of cash, we will grant to the director additional restricted stock awards with a fair market value equal to the amount of cash compensation that the director elected to receive in restricted stock awards plus an additional restricted stock award equal to 25% of the amount of the restricted stock awards granted to the director. This provision also applies to the additional $5,000 to be received by the audit committee chairman.

On November 11, 2008 the company’s compensation committee and board of directors approved granting each of our non-employee directors options to purchase 2,000 shares of our common stock as additional compensation for their services. The options were granted on November 11, 2008 at an exercise price of $1.85 per share, the closing price of our common stock as quoted on the Nasdaq Global Market system on that date. One-third of the options vested on the grant date and one-third will vest on each anniversary of the grant date in 2010 and 2011. The options expire in 2018. Additionally, each non-employee director will be granted options to purchase 2000 shares of common stock on the date of his re-election as a director of the company at the annual meeting of the stockholders.

The following table sets forth certain information concerning the compensation of our directors for the year ended December 31, 2008.

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards(2) ($)	Option Awards(2)(3) ($)	Total ($)
Don A. Buchholz	$—	$17,507	$382	$17,889
Larry A. Jobe	$—	$23,760	$382	$24,142
Kenneth W. Murphy	$—	$17,507	$382	$17,889
Richard W. Griner(3)	$2,500	$14,382	$382	$17,264

(1)	Murray H. Gross, chairman of the board and chief executive officer of our company, has been omitted from the table since he received no compensation for serving on our board.
(2)

This column represents the dollar amount recognized as compensation expense for financial statement reporting purposes with respect to the 2008 fiscal year for the fair value of restricted stock and option awards granted in 2008 in accordance with SFAS 123R. Refer to Note 12 “Stock Based Incentive Plans,” in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K filed on March 16, 2009 with the SEC for relevant assumptions used to determine compensation expense on our stock and option awards. The stock awards granted to directors during 2008 were fully vested on date of grant.
(3)	At December 31, 2008 there were no outstanding unvested stock awards. The non-employee directors held the following outstanding stock options at the end of 2008 fiscal year:

	Option Awards
	Number of Shares Exercisable (#)	Number of Shares Unexercisable (#)
Don A. Buchholz	666	1,334
Larry A. Jobe	666	1,334
Kenneth W. Murphy	666	1,334
Richard W. Griner	666	1,334

AUDIT COMMITTEE REPORT

The audit committee of the board is comprised of three non-employee directors, each of whom has been determined by the board to be “independent” under the meaning of Rule 10-A-3(b)(1) under the Exchange Act. Larry Jobe, the chair of the audit committee, is an “audit committee financial expert” within the meaning of Item 407(d)(5)(ii) of SEC Regulation S-K. The audit committee assists the board’s oversight of the integrity of the company’s financial reports, compliance with legal and regulatory requirements, the qualifications and independence of the company’s independent registered public accounting firm, the audit process, and internal controls. The audit committee operates pursuant to a written charter adopted by the board. The audit committee is responsible for overseeing the corporate accounting and financial reporting practices, recommending the selection of the company’s registered public accounting firm, reviewing the extent of non-audit services to be performed by the auditors, and reviewing the disclosures made in the company’s periodic financial reports. The audit committee also reviews and recommends to the board that the audited financial statements be included in the company’s Annual Report on Form 10-K.

During fiscal year 2008, the audit committee (1) reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2008, with the company management; (2) discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the PCAOB in Rule 3200T; and (3) received the written disclosures and the letters from the independent accountants required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence, and has discussed with the independent accountants their independence.

Based on the review and discussions referred to above, the audit committee had recommended to the board of directors that the audited financial statements be included in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 for filing with the SEC.

Submitted by the audit committee

of the board of directors

Larry A. Jobe, Chairman

Don A. Buchholz

Richard W. Griner

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee pre-approves the audit fees and services provided by our independent registered public accounting firm. This committee also reviews any factors that could impact the independence of our independent registered public accounting firm in conducting the audit and receives certain representations from our independent registered public accounting firm towards that end.

Grant Thornton LLP audited our financial statements for the fiscal years ended December 31, 2007 and 2008. Representatives of Grant Thornton LLP, our independent registered public accounting firm, will be present at the annual meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

The following table summarizes the fees paid or payable to Grant Thornton LLP for services rendered for the fiscal years ended December 31, 2007 and 2008.

Type of Service	2007	2008
Audit Fees	$257,916	$231,430
Audit-Related Fees	—	—
Tax Fees	125,767	$94,239
All Other Fees	—	—

Total Fees	$383,683	$325,669

Audit Fees include fees for financial statement audits, comfort letters, attest services, consents, and review of filings with SEC. Audit-Related Fees include fees for due diligence related to mergers and acquisitions, accounting consultations and audits in connection with acquisitions, internal control reviews and consultation on financial accounting and reporting standards. Tax Fees include fees for preparation of original and amended tax returns, claims for refunds and tax payment-planning services. All Other Fees include due diligence related to mergers and acquisitions and consultation on tax related matters.

STOCKHOLDER PROPOSALS FOR 2010 ANNUAL MEETING

Rule 14a-8 under the Securities Exchange Act of 1934 addresses when a company must include a stockholder proposal in its proxy statement for the purpose of an annual or special meeting. Pursuant to the rule, in order for a stockholder proposal to be considered for inclusion in the proxy statement for the 2010 annual meeting of stockholders of the company, a proposal must be received at our principal executive offices on the date in the year 2010 that corresponds to the date that is not less than 120 calendar days before the date that this proxy statement was released to stockholders in connection with the 2009 annual meeting. However, if the date of the 2010 annual meeting of stockholders changes by more than 30 days from the date of the 2009 meeting, the deadline is a reasonable time before we begin to print and mail proxy materials. Any such proposal must meet the applicable requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder.

OTHER MATTERS

At the date of this proxy statement, we know of no other matters, other than those described above, that will be presented for consideration at the annual meeting. If any other business should come before the meeting, it is intended that the proxy holders will vote all proxies using their best judgment in the interest of our company and our stockholders.

The Annual Report to Stockholders of the company for the fiscal year ended December 31, 2008 is being mailed to stockholders of record on the record date concurrently with the mailing of this proxy statement. The

Annual Report, which includes audited financial statements, does not form any part of the material for the solicitation of proxies.

If you would like a copy of our 2008 Annual Report on Form 10-K, including the financial statements and schedules thereto, please send a written request to:

Richard B. Goodner, Vice President—Legal Affairs

U.S. Home Systems, Inc.

405 State Highway 121 Bypass

Building A, Suite 250

Lewisville, Texas 75067

214-488-6324

In order to ensure timely delivery of the Annual Report, we should receive your request no later than five business days prior to the annual meeting.

You are urged to sign and return your proxy promptly in the enclosed envelope to make certain your shares will be represented at the annual meeting.

By Order of the Board of Directors,

/s/ Robert A. DeFronzo
Robert A. DeFronzo Secretary

April 21, 2009

APPENDIX A

U.S. HOME SYSTEMS, INC.

AUDIT COMMITTEE CHARTER

I.	PURPOSE

This Audit Committee Charter replaces and supersedes the Audit Committee Charter adopted by the Board of Directors on August 7, 2003. The Audit Committee is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the independent auditor’s qualifications and independence, (3) the performance of the Company’s internal audit function and independent auditors, and (4) the compliance by the Company with legal and regulatory requirements. The Audit Committee shall also prepare the report required by the rules of the Securities and Exchange Commission (the “Commission”) to be included in the Company’s annual proxy statement.

II.	COMMITTEE MEMBERSHIP

The Audit Committee shall consist of at least three members. The members of the Audit Committee shall meet the independence and experience requirements of the NASDAQ Stock Market, Section 10A of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the Commission. At least one member of the Audit Committee shall be a financial expert as defined by the rules and regulations of the Commission. Audit committee members shall not simultaneously serve on the audit committees of more than two other public companies.

The members of the Audit Committee shall be appointed by the Board on the recommendation of the Nominating/Corporate Governance Committee. Audit Committee members may be replaced by the Board.

III.	MEETINGS

The Audit Committee shall meet as often as it determines, but not less frequently than quarterly. The Audit Committee shall meet periodically with management, the internal auditors and the independent auditor in separate executive sessions. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

IV.	COMMITTEE AUTHORITY AND RESPONSIBILITIES

The Audit Committee shall have the sole authority to appoint or replace the independent auditor (subject, if applicable, to shareholder ratification). The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Audit Committee.

The Committee shall ensure that it receives from the independent auditors all written disclosures, statements and letters required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence delineating all relationships between the independent auditors and the Company. The Committee shall discuss with the Company’s independent auditors their independence, including any disclosed relationships or services that may impact the auditors’ objectivity and independence.

The Audit Committee shall preapprove all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor.

The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant preapprovals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant preapprovals shall be presented to the full Audit Committee at its next scheduled meeting.

The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Audit Committee.

The Audit Committee shall make regular reports to the Board. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Audit Committee shall annually review the Audit Committee’s own performance.

The Audit Committee, to the extent it deems necessary or appropriate, shall:

Regarding Financial Statement and Disclosure Matters

a.	Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in management’s discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

b.	Review and discuss with management and the independent auditor the Company’s quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditor’s review of the quarterly financial statements.

c.	Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls and any special steps adopted in light of material control deficiencies.

d.	Review and discuss quarterly reports from the independent auditors on:

(i)	All critical accounting policies and practices to be used.

(ii)	All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

(iii)	Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

e.	Discuss with management the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made) and not necessarily prior to each release.

f.	Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

g.	Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

h.	To the extent required by applicable law or the NASDAQ rules, the Committee shall discuss with the Company’s independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T (“SAS 61”). To ensure that all matters required to be discussed by SAS 61 have been discussed pursuant to the provisions of this Charter, the Committee may ask the Company’s independent auditors to advise them as to whether the requirements of SAS 61 have been satisfied.

i.	Review disclosures made to the Audit Committee by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

Regarding Oversight of the Company’s Relationship with the Independent Auditor

a.	Review and evaluate the lead partner of the independent auditor team.

b.	Obtain and review a report from the independent auditor at least annually regarding (a) the independent auditor’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Company. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, and taking into account the opinions of management and internal auditors. The Audit Committee shall present its conclusions with respect to the independent auditor to the Board.

c.	Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

d.	Recommend to the Board policies for the Company’s hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.

e.	Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

Regarding	Oversight of the Company’s Internal Audit Function

a.	Review the appointment and replacement of the senior internal auditing executive.

b.	Review the significant reports to management prepared by the internal auditing department and management’s responses.

c.	Discuss with the independent auditor and management the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

Regarding Compliance Oversight Responsibilities

a.	Obtain from the independent auditor in accordance with Section 10A(b) of the Exchange Act assurance that the Audit Committee is adequately informed if during the course of conducting an audit of the Company’s financial statements the independent auditor has detected or otherwise has become aware of information indicating that an illegal act has or may have occurred. If the independent auditor has reached specified conclusions with respect to such illegal act, unless the illegal act is clearly inconsequential, the Audit Committee shall request the independent auditor to provide the Audit Committee with a written report with respect to the illegal act and the conclusions of the independent auditor with respect to such illegal act.

b.	Obtain reports from management, the Company’s senior internal auditing executive and the independent auditor that the Company and its subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the Company’s Code of Business Conduct and Ethics. Review and approve all insider and affiliated party transactions as defined under Item 404 of Regulation S-K. Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Code of Business Conduct and Ethics.

c.	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

d.	Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company’s financial statements or accounting policies.

e.	Discuss with the Company’s General Counsel and other outside legal counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

V.	LIMITATION OF AUDIT COMMITTEE’S ROLE

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

VI.	DISCLOSURE OF CHARTER

This Charter will be made available on the Company’s website at www.ushomesystems.com.

Approved by the Board of Directors on March 31, 2009.

U.S. Home Systems, Inc.

ANNUAL MEETING

June 5, 2009

The undersigned hereby (i) acknowledges receipt of the Notice of Annual Meeting of Stockholders dated April 21, 2009 of U.S. Home Systems, Inc. (the “Company”) to be held at 405 State Highway 121 Bypass, Building A, Suite 250, Lewisville, Texas 75067 at 10:00 a.m., central daylight time on Friday, June 5, 2009; and (ii) appoints Murray H. Gross and Robert A. DeFronzo, with full power of substitution, for and in the name, place and stead of the undersigned, to vote upon and act with respect to all of the shares of common stock of the Company standing in the name of the undersigned or with respect to which the undersigned is entitled to vote and act at the meeting and at any adjournment thereof, and the undersigned directs that the shares represented by this proxy be voted as shown on the reverse side of this card.

Dated: 2009
(Sign Here)

(Print Name and Title, if applicable)

Please date this Proxy and sign your name exactly as it appears hereon. Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, this Proxy should be signed by a duly authorized officer. Please date, sign and mail this Proxy in the enclosed envelope. No postage is required.

P R O X Y

U.S. Home Systems, Inc.

ANNUAL MEETING

June 5, 2009

The shares represented by this Proxy, when properly executed, will be voted in the manner described herein by the executing stockholder.

1.	The election of the following persons to serve on the Board of Directors:			2.	In the discretion of the proxy holders on any other matter that may properly come before the meeting or any adjournment thereof:

					☐ FOR	☐ AGAINST	☐ ABSTAIN
	Murray H. Gross	☐ FOR	☐ WITHHOLD AUTHORITY
	Richard W. Griner	☐ FOR	☐ WITHHOLD AUTHORITY
	Don A. Buchholz	☐ FOR	☐ WITHHOLD AUTHORITY
	Larry A. Jobe	☐ FOR	☐ WITHHOLD AUTHORITY
	Kenneth W. Murphy	☐ FOR	☐ WITHHOLD AUTHORITY

THIS PROXY WILL BE VOTED AS SPECIFIED ABOVE. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS

The undersigned stockholder hereby revokes any proxy or proxies heretofore given to vote or act with respect to such common stock and hereby ratifies and confirms all that the proxies appointed herein, their substitutes, or any of them, may lawfully do by virtue hereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

P R O X Y